Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (this “Amendment”) is entered into between Pennsylvania Real Estate Investment Trust, a Pennsylvania business trust (“Company”), and Mario C. Ventresca, Jr. (“Executive”) on July 28, 2021.

BACKGROUND

WHEREAS, Executive and Company are parties to an Employment Agreement effective as of January 1, 2020 (the “Employment Agreement”);

WHEREAS, Executive’s annual base salary is presently $490,000;

WHEREAS, the Compensation and Human Resources Committee of the Board of Trustees of Company desires to increase Executive’s annual base salary to $530,000, effective January 1, 2022; and

WHEREAS, the parties wish to discontinue the nonqualified supplemental retirement plan described in the Employment Agreement.

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1.    The first sentence of Section 3.1 of the Employment Agreement is deleted in its entirety and replaced with the following, effective on January 1, 2022:

As compensation for Executive’s services, Company (through its affiliated service company, PREIT Services) shall pay to Executive a Base Salary at the rate of $530,000 per annum.

2.    Section 3.7 of the Employment Agreement is deleted in its entirety and replaced with the following, effective on the date hereof:

Nonqualified Retirement Plan. Executive’s nonqualified supplemental retirement plan is hereby terminated and will be liquidated in a manner intended to comply with Treas. Reg. § 1.409A-3(j)(4)(ix)(C). No further contributions will be credited under such plan, but interest will continue to accrue on the account balance at an annual rate of ten percent through the date of liquidation.

3.    Subject to the changes described above, the Employment Agreement shall continue in full force and effect.

4.    This Amendment may be executed in multiple counterparts, each of which shall be an original but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, Executive and Company have each executed this Amendment on the date first above written.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

By:	/s/ Lisa M. Most
Name:	Lisa M. Most
Title:	EVP and General Counsel

MARIO C. VENTRESCA, JR.

/s/ Mario C. Ventresca, Jr.